UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 7, 2025, Thunder Power Holdings, Inc., a Delaware corporation (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with Nasdaq Listing Rules 5450(a)(1), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”) and 5450(b)(2)(A), which requires the Company to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 (the “MVLS Rule”). Accordingly, the Nasdaq Staff has determined that the Company’s securities will be delisted from the Nasdaq Global Market. Unless the Company requests an appeal of Nasdaq’s determination, trading of the Company’s common stock will be suspended at the opening of business on March 18, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 6, 2024, Nasdaq notified the Company on September 4, 2024 that, based upon the closing bid price for the Company’s common stock for the 30 prior consecutive business days, the Company no longer satisfied the Bid Price Rule, and that it had been provided a 180-calendar day grace period to regain compliance with that requirement, through March 3, 2025. As disclosed in the same Form 8-K, Nasdaq also notified the Company that it was not in compliance with the MVLS Rule based upon the Company’s MVLS for the previous 30 consecutive business days, and that it had been provided a 180-calendar day grace period to regain compliance with that requirement, through March 3, 2025.

In accordance with Nasdaq’s procedures set forth in the Nasdaq Listing Rule 5800 Series, the Company may appeal Nasdaq’s determination by requesting a hearing (the “Hearing”) before the Hearings Panel (the “Panel”) to seek continued listing. This request for a Hearing will stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision. The Company intends to submit a request for a Hearing to Nasdaq prior to the March 14, 2025 deadline.

The Company intends to submit a plan to regain compliance with the continued listing requirements to the Panel as part of the Hearing process. As noted in the Company’s prior Form 8-K, the Company intends to monitor the closing bid price of the Common Stock and MVLS of the Company and, when needed, may consider implementing available and appropriate options including a reverse stock split, transfer to Nasdaq Capital Market to regain compliance with the Bid Price Rule and MVLS Rule. There can be no assurance that Nasdaq will accept the Company’s compliance plan, that the Company will be able to regain compliance with the Bid Price Rule and MVLS Rule, or that the Company will otherwise be in compliance with the listing requirements of Nasdaq.

This Current Report on Form 8-K is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company publicly disclose the receipt of the notice by the Nasdaq within four (4) business days following the receipt of such notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: March 12, 2025	By:	/s/ Pok Man Ho
	Name:	Pok Man Ho
	Title:	Interim Chief Financial Officer

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